Exhibit 23.01



                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference of our report dated February 13, 1996, with respect to the consolidated financial statements and schedule of Equitable Resources, Inc. included in this Annual Report on Form 10-K and Form 10-K/A No. 1 for the year ended December 31, 1995 ("the 1995 Equitable Annual Report") in the Prospectus part of the following Registration Statements:

      Registration Statement No. 33-52151 on Form S-8 pertaining to the 1994 Equitable Resources, Inc. Long-Term Incentive Plan;

      Registration Statement No. 33-52137 on Form S-8 pertaining to the 1994 Equitable Resources, Inc. Non-Employee Directors' Stock Incentive Plan;

      Registration  Statement  on Form  S-8  filed on  March  22,  1996,
      pertaining  to  the  Equitable  Resources,   Inc.  Employee  Stock
      Purchase Plan;

      Post-Effective Amendment No. 2 to Registration Statement No. 2-69010 on Form S-8 pertaining to the Equitable Resources, Inc. Key Employee Restricted Stock Option and Stock Appreciation Rights Incentive Compensation Plan;

      Post-Effective Amendment No. 1 to Registration Statement No. 33-00252 on Form S-8 pertaining to the Equitable Resources, Inc. Employee Savings Plan;

      Post-Effective Amendment No. 1 to Registration Statement No. 33-10508 on Form S-8 pertaining to the Equitable Resources, Inc. Key Employee Restricted Stock Option and Stock Appreciation Rights Incentive Compensation Plan;

      Registration Statement No. 33-53703 on Form S-3 pertaining to the registration of $100,000,000 Medium Term Notes, Series C of Equitable Resources, Inc.

      We also consent to the incorporation by reference of our report dated March 8, 1996 with respect to the financial statements and schedules of the Equitable Resources, Inc. Employee Savings Plan included in the Annual Report (Form 11-K) for the year ended October 31, 1995, included in Exhibit 99.01(a) to the 1995 Equitable Annual Report into Post-Effective Amendment No. 1 to Registration Statement No. 33-00252 on Form S-8 pertaining to the Equitable Resources, Inc. Employee Savings Plan.

      We also consent to the incorporation by reference of our report dated March 8, 1996 with respect to the financial statements and schedules of the Equitable Resources, Inc. Employee Savings Plan included in the Transition Period Report (Form 11-K) for the two-month period ended December 31, 1995, included in Exhibit 99.01(b) to the 1995 Equitable Annual Report into Post-Effective Amendment No. 1 to Registration Statement No. 33-00252 on Form S-8 pertaining to the Equitable Resources, Inc. Employee Savings Plan.

      We also consent to the incorporation by reference of our report dated March 8, 1996 with respect to the financial statements of the Equitable Resources, Inc. Employee Stock Purchase Plan included in the Annual Report (Form 11-K) for the three-month period ended December 31, 1995, included in Exhibit
99.02 to the 1995 Equitable Annual Report into the Registration Statement on Form S-8 filed on March 22, 1996, pertaining to the Equitable Resources, Inc. Employee Stock Purchase Plan.






                                       By  /s/ Ernst & Young LLP
                                          -----------------------------------
                                               Ernst & Young LLP


Pittsburgh, Pennsylvania
April 26, 1996